                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                December 31, 2002
--------------------------------------------------------------------------------
                        (Date of earliest event reported)


                             Abington Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Massachusetts                            0-16018                      04-3334127
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)



97 Libbey Parkway, Weymouth, Massachusetts                              02189
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                 (781) 682-6400
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
--------------------------------------------------------------------------------
             (Former name, former address and former fiscal year, if
                           changed since last report)

ITEM 5.           OTHER EVENTS.

                ABINGTON BANCORP ANNOUNCES RETIREMENT OF DIRECTOR

ABINGTON, MA, December 31, 2002 --- Abington Bancorp, Inc. (NASDAQ: ABBK), a one-bank holding company for Abington Savings Bank, announced today the retirement of Ralph B. Carver, Jr. as a director of the Company and the Bank, effective January 2, 2003.

James P. McDonough, President and Chief Executive Officer commented, "Our shareholders, the Board and I have benefited from Mr. Carver's business experience and acumen for many years. He has been an invaluable part of the Bank's growth and success since his initial election as a trustee in 1980."

Mr. Carver will continue to work with the Company as an advisory board member.

Upon Mr. Carver's retirement, the Board will be reduced from the current total of 14 down to 13.

Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Boston (Dorchester), Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Milton, Pembroke, Quincy, Randolph and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ABINGTON BANCORP, INC.


Date:  December 31, 2002              By: /s/ Robert M. Lallo
                                          --------------------------------------
                                          Name:      Robert M. Lallo
                                          Title:     Executive Vice President
                                                     and Chief Financial Officer